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                         VAN KAMPEN GLOBAL GROWTH FUND
                         ITEM 77(O) 10F-3 TRANSACTIONS
                       OCTOBER 1, 2009 -- MARCH 31, 2010

                                                                 Amount of     % of
                                      Offering       Total        Shares     Offering  % of Funds
   Security      Purchase/   Size of  Price of     Amount of     Purchased  Purchased    Total
   Purchased    Trade Date  Offering   Shares      Offering       By Fund    By Fund     Assets       Brokers       Purchased From
--------------  ----------  --------  --------  --------------  ----------  ---------  ----------  --------------  -----------------
     Verisk      10/06/09       -       $22.00    $8,525,000      $1,773      0.021%      0.39%    Merrill Lynch,  Merrill Lynch
   Analytics                                                                                       Pierce, Fenner
      Inc.                                                                                         & Smith
                                                                                                   Incorporated,
                                                                                                   Morgan Stanley
                                                                                                   & Co.
                                                                                                   Incorporated,
                                                                                                   J.P. Morgan
                                                                                                   Securities
                                                                                                   Inc.,
                                                                                                   Wells Fargo
                                                                                                   Securities,
                                                                                                   LLC, William
                                                                                                   Blair &
                                                                                                   Company,
                                                                                                   L.L.C., Keefe,
                                                                                                   Bruyette &
                                                                                                   Woods, Inc.,
                                                                                                   Fox-Pitt
                                                                                                   Kelton Cochran
                                                                                                   Caronia Waller
                                                                                                   (USA) LLC
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